NEW YORK REGIONAL RAIL CORPORATION
                                 4302 FIRST AVE.
                               BROOKLYN, NY 11232
                        (718) 788-3690 FAX (718) 788-4462



                              PROMISSORY NOTE 9806
                                     2/20/98


FOR THE VALUE RECEIVED, the undersigned promises to pay to the order of Hi-Tel group, the sum of one hundred fifty thousand ($150,000.00) United States of America Dollars.

The Note amount shall be paid to Note Holder in a single payment of one hundred fifty thousand USA Dollars ($150,000.00), plus all accrued interest due, on or before August 31, 1998. Interest will be Ten percent (10%) per annum.

In addition, the maker provides to the Note holder, listed above, the IRREVOCABLE right to convert this Note into Common Shares of NEW YORK REGIONAL RAIL CORPORATION ("NYRR"), as said Common Shares are available under the provisions of the non-public offering exemption as provided in the U.S. Securities Act of 1933 (and Regulation D there under) for as long as this Note remains open. The conversion rights granted will be calculated at the choice of Note Holder based on:

         (i)      on the value of the Note divided by twelve cents ($.12) or
         (ii) on the value of the Note divided by the ninety percent (90%) of the average closing price of the common shares for the previous ten trading days prior to the date the conversion is exercised by the Note holder.

The conversion rights represented by this Note are exercisable at the option of the Note Holder in whole at any time within the specified period.

Upon exercise of Note 9806 conversion into Common shares the maker grants Note Holder an OPTION to acquire a block of 1,250,000 shares of non-restricted Common Stock for twenty cents ($0.20) a share. Said OPTION will be exercisable until June 30, 1999.

Maker warrants that Common shares provided to Note Holder on conversion of Note or any other Common shares issued to Holder as result of provisions of this Note will be issued without restrictions. If Common Stock is not available under Regulation D, Rule 504, the Maker warrants that the Common stock discussed herein will be registered without restrictions.

To receive a certificate for the Common shares when the conversion or Option is exercised, the Note will be presented to the Corporation, with the accompanying form of subscription duly executed. A subscription form is provided as an attachment to this Note

In the event of default, the undersigned agrees to pay all reasonable attorney fees and costs of collection.


New York Regional Rail Corporation

By:_________________________
President